Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE TO SEEK REVIEW OF ADMINISTRATIVE LAW JUDGE INITIAL DECISION REVOKING REGISTRATION

PROVO, UTAH, November 9, 2007 — Nature’s Sunshine Products, Inc. (OTC: NATR), (“Nature’s Sunshine” or the “Company), a leading manufacturer and marketer of encapsulated herbs and vitamins, today announced that on November 8, 2007, an administrative law judge in an administrative proceeding instituted by the Division of Enforcement of the Securities and Exchange Commission pursuant to Section 12(j) of the Securities Exchange Act of 1934 issued an Initial Decision to revoke the registration of the Company’s common stock.  Nature’s Sunshine currently is evaluating the Initial Decision and intends to timely file a petition for review with the Commission.  The Initial Decision will not become final pending any such review.

The Initial Decision stated that revocation was based on Nature’s Sunshine’s failure to file required annual and periodic reports with the SEC.  The Initial Decision recognized that Nature’s Sunshine has made extensive efforts toward remedying its reporting violations.  The Initial Decision further noted that although Nature’s Sunshine has been working diligently to return to compliance, at this time, it is unable to project a date as to when it will file past-due and current periodic reports.

Although Nature’s Sunshine intends to appeal the Initial Decision to the Commission, it cannot at this time predict the outcome of the appeal.  Similarly, the Company cannot predict what, if any, impact the Commission’s determination may have on its financial statements or the materiality of such impact, if any.  If a final order is issued by the Commission revoking the registration of Nature’s Sunshine’s common stock, broker-dealers would not be permitted to effect transactions in the Company’s shares until the Company files a new registration with the SEC under the Exchange Act and that registration is made effective.  The Company does not believe that the initial decision or any final revocation order would otherwise have a material impact on the Company’s business operations.

About Nature’s Sunshine Products

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Colombia, Brazil, the Russian Federation, Thailand, Israel, Singapore, Australia, Taiwan, Hong Kong, Indonesia and Malaysia, Austria, Germany and the Netherlands.  The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, and Norway.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements.  Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statements. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others:  foreign business risks, industry cyclicality, fluctuations in customer demand and order pattern, changes in pricing and general economic conditions, as well as other risks detailed in the Company’s previous filings with the SEC.

Contact:
	Stephen M. Bunker	Steven S. Anreder
	Chief Financial Officer	Anreder & Company
	75 East 1700 South	10 East 40th Street
	P.O. Box 19005	Suite 1308
	Provo, UT 84605	New York, NY 10016
	(801) 342-4370	(212) 532-3232

For more information, contact us at our website at www.natr.com.